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EXHIBIT 5(d)                                       [FARMERS LIFE INSURANCE LOGO]

VARIABLE POLICY APPLICATION SUPPLEMENT

Proposed Insured:______________________Policy Number:____________________Plan:_________________________

Planned Premium: $_____________________Mode Payable: $_________________________________________________

PREMIUM ALLOCATION: Indicate how premiums are to be allocated, until later changed by you.

 (Note: if no allocation is selected, 100% of premium will be allocated to the fixed account.)

[                                                                        ]

[ ] I have elected the following asset allocation model (Choose only one):

[ ] Conservative   [ ] Moderately Conservative     [ ] Balanced   [ ] Moderately Aggressive    [ ]   Aggressive

                                       OR

[ ] I have elected the following WM Strategic Asset Management (SAM) Portfolio:

[ ] Flexible Income    [ ] Conservative Balanced     [ ] Balanced   [ ] Conservative Growth   [ ] Strategic Growth

                                       OR

[ ] I have elected to allocate my premiums as follows: (All allocations must total 100%. Percentages must be in round numbers.)

- CALVERT VARIABLE SERIES, INC.              - GOLDMAN SACHS VARIABLE             - SCUDDER VARIABLE SERIES I
__% Social Small Cap Growth Portfolio          INSURANCE TRUST                      (CLASS A SHARES)
- DREYFUS (SERVICE CLASS SHARES)             __% Capital Growth Fund              __% Bond Portfolio
__% Socially Responsible Growth Fund, Inc.   __% CORE(SM) Small Cap Equity Fund   __% Global Discovery Portfolio
- DREYFUS VARIABLE INVESTMENT FUND           __% Mid Cap Value Fund               __% Growth and Income Portfolio
  (SERVICE CLASS SHARES)                     - JANUS ASPEN SERIES                 __% International Portfolio
__% Quality Bond Portfolio                   __% Mid Cap Growth Portfolio         __% Scudder Money Market Portfolio
__% Developing Leaders Portfolio                 (Service Shares)                 - SCUDDER VARIABLE SERIES II
- FIDELITY VARIABLE INSURANCE PRODUCTS       __% Balanced Portfolio (Service        (CLASS A SHARES)
  FUNDS ("VIP") (SERVICE CLASS SHARES)           Shares)                          __% Government Securities Portfolio
__% VIP Growth Portfolio                     __% Capital Appreciation Portfolio   __% High Income Portfolio
__% VIP Index 500 Portfolio                      (Institutional Shares)% Capital  __% Small Cap Growth Portfolio
__% VIP Mid-Cap Portfolio                    - PIMCO VARIABLE INSURANCE TRUST     __% SVS Dreman High Return Equity
- FRANKLIN TEMPLETON VARIABLE INSURANCE        (ADMINISTRATIVE CLASS SHARES)          Portfolio
  PRODUCTS TRUST (CLASS 2 SHARES)            __% Foreign Bond Portfolio           - WM VARIABLE TRUST (CLASS 2 SHARES)
__% Franklin Small Cap Fund                  __% Low Duration Portfolio           __% Equity Income Fund
__% Templeton Global Asset Allocation        - FIXED ACCOUNT                      __% Mid Cap Stock Fund
      Fund                                   __% Fixed Account                    __% Small Cap Stock Fund
__% Templeton Developing Markets
      Securities Fund


In some states (for a variable annuity) and in all states (for a variable life policy), the initial premium payment will be allocated to the fixed account for the period described in the prospectus.

TELEPHONE TRANSFER AUTHORIZATION: I AUTHORIZE Farmers New World Life to act upon my telephone transfer requests. I understand and agree that telephone transfers will be subject to the conditions of the policy, the administrative requirements, and the provisions of the product's prospectus.

Telephone transfer is authorized unless the following box is checked: [ ] I prefer NOT to authorize telephone transfers.

SUITABILITY INFORMATION on Owner (print name of Owner if other than Insured:___________________________________)

                           Federal Income         Net Worth
    Annual Earnings           Tax Rate       (Including residence)      Financial & Investment Objectives       Risk Tolerance
--------------------------------------------------------------------------------------------------------------------------------
[ ] $0 - $50,000              [ ] 15%      [ ] $0 - $150,000           [ ]   Increase current income          [ ]   Conservative

[ ] $50,001 - $100,000        [ ] 28%      [ ] $150,001 - $250,000     [ ]   Aggressive Growth                [ ]   Moderate

[ ] $100,001 - $250,000       [ ] 31%      [ ] $250,001 - $500,000     [ ]   Combination of the above         [ ]   Aggressive

[ ] over $250,000             [ ] 36%      [ ] over $500,000           [ ]   Other_______

                              [ ] 39%

Was a hypothetical sales illustration used during the sales process? [ ] Yes [ ] No (If yes, please submit a copy with the application.)

                  Please see reverse for additional information

                                        FARMERS NEW WORLD LIFE INSURANCE COMPANY

                                  Page 1 of 2                            (07/03)

EXHIBIT 5(d)

                          3003 77th Avenue S.E., Mercer Island, Washington 98040 / (206) 232-8400
                           Columbus Life Office: PO Box 182325, Columbus,
                          43218-2325/ (614) 764-9975
                          Variable Policy Service Office: PO Box 724208, Atlanta, GA 31139/1-877-376-8008

ELECTED FEATURES:

[ ] I elect the GUARANTEED MINIMUM DEATH BENEFIT RIDER. (Variable Annuity only; where available.)

[ ] I elect AUTOMATIC ASSET REBALANCING (AAR) among the chosen accounts (excluding fixed account). I elect to have the assets in the subaccounts moved to match the premium allocation elections.

[ ] I elect DOLLAR COST AVERAGING (DCA) in the amount of $__________ ($100 minimum) per month from the fixed account. The starting balance of the fixed account must be at least equal to the requested transfer amount. Transfers will continue until the policy owner instructs otherwise, or until there is not enough money in the fixed account to make the transfer, whichever is earlier.

I have elected the following WM Strategic Asset Management (SAM) portfolio:

[ ] Flexible Income   [ ] Conservative Balanced  [ ] Balanced  [ ] Conservative Growth    [ ] Strategic Growth

                                       OR

I have elected to DCA as follows: (All allocations must total 100%. Percentages must be in round numbers. $100 minimum per subaccount, maximum of eight subaccounts)

- CALVERT VARIABLE SERIES, INC.              - GOLDMAN SACHS VARIABLE             - SCUDDER VARIABLE SERIES I
__% Social Small Cap Growth Portfolio          INSURANCE TRUST                      (CLASS A SHARES)
- DREYFUS (SERVICE CLASS SHARES)             __% Capital Growth Fund              __% Bond Portfolio
__% Socially Responsible Growth Fund, Inc.   __% CORESM Small Cap Equity Fund     __% Global Discovery Portfolio
- DREYFUS VARIABLE INVESTMENT FUND           __% Mid Cap Value Fund               __% Growth and Income Portfolio
  (SERVICE CLASS SHARES)                     - JANUS ASPEN SERIES                 __% International Portfolio
__% Quality Bond Portfolio                   __% Mid Cap Growth Portfolio         __% Scudder Money Market Portfolio
__% Developing Leaders Portfolio                 (Service Shares)                 - SCUDDER VARIABLE SERIES II
- FIDELITY VARIABLE INSURANCE PRODUCTS       __% Balanced Portfolio (Service        (CLASS A SHARES)
  FUNDS ("VIP") (SERVICE CLASS SHARES)           Shares)                          __% Government Securities Portfolio
__% VIP Growth Portfolio                     __% Capital Appreciation Portfolio   __% High Income Portfolio
__% VIP Index 500 Portfolio                      (Institutional Shares)           __% Small Cap Growth Portfolio
__% VIP Mid-Cap Portfolio                    - PIMCO VARIABLE INSURANCE TRUST     __% SVS Dreman High Return Equity
- FRANKLIN TEMPLETON VARIABLE INSURANCE        (ADMINISTRATIVE CLASS SHARES)          Portfolio
  PRODUCTS TRUST (CLASS 2 SHARES)            __% Foreign Bond Portfolio           - WM VARIABLE TRUST (CLASS 2 SHARES)
__% Franklin Small Cap Fund                  __% Low Duration Portfolio           __% Equity Income Fund
__% Templeton Global Asset Allocation                                             __% Mid Cap Stock Fund
      Fund                                                                        __% Small Cap Stock Fund
__% Templeton Developing Markets
      Securities Fund

Remarks: _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

I understand that THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE SPECIFIED CONDITIONS. POLICY VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. ILLUSTRATIONS OF BENEFITS INCLUDING DEATH BENEFITS; POLICY VALUES; AND CASH SURRENDER VALUES; ARE AVAILABLE UPON REQUEST. I acknowledge receipt of the current prospectus for the policy and for the underlying funds representing the Premium Allocation options elected above. All statements and answers to the above questions are, to the best of my knowledge and belief, complete and true. I agree that they shall form a part of my application and that they shall be subject to the terms of the Acknowledgement & Authorization found in the application.

All states except Kansas; Oregon; and Texas: Any person who with intent to defraud or knowing that he/she is facilitating fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud and/or may have violated state law.

Dated at: ______________________________    ______________________________
           City and State                   Signature of Proposed Insured

Dated on: ______________________________    ______________________________
           Month, Day, Year                 Signature of Owner (if other
                                            than Insured)

                                            ______________________________
                                            Signature of Agent as witness

                                  Page 2 of 2                      (07/03)